UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 2, 2009

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(858) 456-6022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of PICO Holdings, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Restricted Stock Units Agreement, dated as of March 3, 2009 (the “RSU Agreement”), that was entered into by the Company and W. Raymond Webb, the Company’s Vice President, Investments. The amendment adds, among other things, a provision that permits Mr. Webb to elect to defer payment of all of his vested restricted stock units that were granted under the RSU Agreement beyond the vesting date. Deferral of payment is permitted under the Company’s 2005 Long-Term Incentive Plan, dated as of December 8, 2005 (the “LTIP”).

As previously disclosed, the Compensation Committee granted a restricted stock unit award of 30,000 units to Mr. Webb on March 3, 2009 pursuant to the LTIP, the RSU Agreement, and the Notice of Grant of Restricted Stock Units, dated as of March 3, 2009, by and between the Company and Mr. Webb (the “Notice”). The material terms of the RSU Agreement and the Notice are described in the Current Report on Form 8-K filed by the Company on March 6, 2009.

The foregoing summary descriptions of the Amendment, the LTIP, the RSU Agreement and the Notice do not purport to be complete and are qualified in their entirety by reference to the full text of those documents. The Amendment is being filed hereto as Exhibit 10.1 (the terms of which are incorporated by reference herein). The LTIP was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2005 on the Company’s Proxy Statement for Special Meeting of Shareholders (the terms of which are incorporated by reference herein). Forms of each of the RSU Agreement and the Notice have been filed with the SEC as Exhibits 10.4 and 10.5, respectively, on the Company’s Current Report on Form 8-K (the terms of which are incorporated by reference herein) on March 6, 2009.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment to PICO Holdings, Inc. 2005 Long-Term Incentive Plan 2009 Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: April 7, 2009	By:	/s/ James F. Mosier
James F. Mosier
General Counsel and Secretary